                                                                 EXECUTION COPY




                     OPTION EXERCISE/CANCELLATION AGREEMENT


         THIS OPTION EXERCISE/CANCELLATION AGREEMENT (this "Agreement"), is dated as of April 13, 2000, by and among PlayCore, Inc., a Delaware corporation (the "Company"), Jasdrew Acquisition Corp., a Delaware corporation ("Acquisition Company"), and __________________, a current director, officer or key employee of the Company or one of its subsidiaries ("Optionee").

         WHEREAS, the Company has entered into an Agreement and Plan of Merger (the "Merger Agreement"), dated as of April __, 2000, by and among the Company, Acquisition Company and PlayCore Holdings, Inc., a Delaware corporation ("Parent"), pursuant to which (i) Acquisition Company and the Company, among others, have agreed to make a joint tender offer (the "Offer") for all of the outstanding common stock, $0.01 par value, of the Company ("Shares"), and (ii) after consummation of the Offer, Acquisition Company will be merged with and into the Company (the "Merger").

         WHEREAS, pursuant to one or both of the Company's 1992 Stock Program and the Company's 1996 Incentive Stock Plan (collectively, the "Plans"), Optionee has been granted certain stock options to purchase Shares (the "Options").

         WHEREAS, as a condition to Acquisition Company and Parent entering into the Merger Agreement, the Company has agreed to cause Optionee to enter into this Agreement, pursuant to which the Optionee agrees that (i) upon consummation of the Offer, if requested by Acquisition Company, Optionee will exercise Optionee's Options that have a per Share exercise price (the "Exercise Price") less than the price per Share paid in the Offer ("In-the-Money Options") and sell to Acquisition Company the Option Shares that are issued to Optionee upon the exercise of such In-the-Money Options (the "Exercised Shares"), (ii) upon consummation of the Merger, the Company will cancel all of the Optionee's Options that are not In-the-Money Options ("Out-of-the-Money Options"), and cancel all the In-the-Money Options not exercised by Optionee for the consideration provided in Section 2 below and (iii) he will tender any Shares (other than the Exercised Shares) in the Offer as provided in Section 4 below.

         WHEREAS, on the date hereof Optionee has entered into a Severance, Change of Control and Non-Competition Agreement ("Severance Agreement") with Acquisition Company, and acknowledges that, as a condition to Acquisition Company entering into the Severance Agreement, Acquisition Company has required Optionee to enter into this Agreement and further acknowledges that the consideration to be received by Optionee under the Severance Agreement constitutes, in part, consideration for the cancellation of the Out-of-the-Money Options.

         NOW, THEREFORE, in consideration of the foregoing, the agreements set forth herein and the mutual benefits to be gained by the performance thereof, the Company, Acquisition Company and Optionee hereby agree as follows:

         1. Exercise of In-the-Money Options. The Optionee agrees that, upon the consummation of the Offer and request by Acquisition Company, and provided that Acquisition Company holds at least a majority of the outstanding Shares at the time of such request, the Optionee shall (i) immediately exercise all of the Optionee's In-the-Money Options in accordance with the terms of the Plans and this Agreement, by delivery of a Notice of Exercise in the form attached hereto as Exhibit A and (ii) sell to Acquisition Company all Exercised Shares at a price per Share equal to the price per share paid in the Offer (the "Share Purchase Price"). The aggregate Exercise Price for the Exercised Shares shall be paid by Optionee in the form of (i) a cash payment in the form of a check payable to the Company in an amount equal to the product of (a) the number of Exercised Shares and (b) the par value of such Exercised Shares (such product, the "Cash Exercise Price") and (ii) a promissory note (the "Optionee Note") in the form attached hereto as Exhibit B in a principal amount equal to (x) the number of Exercised Shares multiplied by the Exercise Price minus (y) the Cash Exercise Price. The Share Purchase Price shall be paid by Acquisition Company by a promissory note (the "Acquisition Company Note") in the form of Exhibit C attached hereto.

         2. Cancellation of In-the-Money Options. In the event that Acquisition Company has not requested the Optionee to exercise the Optionee's In-the-Money Options pursuant to Section 1 above, Optionee hereby agrees that the Company shall at the Effective Time (as defined in the Merger Agreement) cancel all of the Optionee's In-the-Money Options in exchange for a cash payment to Optionee in an amount equal to the product, as to each Option, of (a) the Share Purchase Price less the Exercise Price per Share for each such Option cancelled pursuant to this Section 2 and (b) the number of Shares subject to such Option.

         3. Cancellation of Out-of-the-Money Options. In consideration of the agreements set forth herein and without further consideration, Optionee further agrees that upon the exercise of the In-the-Money Options pursuant to Section 1 or the cancellation of the In-the-Money Options pursuant to Section 2 above, the Company shall cancel all of Optionee's Out-of-the-Money Options.

         4. Tender of Shares. Optionee hereby agrees to validly tender (and not to withdraw) pursuant to and in accordance with the terms of the Offer (provided that the Offer is commenced and not amended in a manner adverse to Optionee), not later than the Expiration Date (as defined in the Merger Agreement), the Shares (other than Exercised Shares) owned by Optionee. Each Optionee hereby acknowledges and agrees that the obligation of the Company or Acquisition Company to accept for payment and pay for Shares in the Offer, including the Optionee's Shares, is subject to the terms and conditions of the Offer.

         5. Waiver and Release.

                  (a) Optionee hereby acknowledges the effect of and consents to the exercise and/or cancellation of the Options as herein provided. Without limiting the generality of the foregoing, upon exercise and/or cancellation of the Options, Optionee waives all rights and benefits associated with such Options and relinquishes any and all claims that Optionee may have against the Company, Acquisition Company or Parent related to such Options or the Plans.

                  (b) Upon the exercise and/or cancellation of the Options, Optionee hereby unconditionally releases and discharges the Company, Acquisition Company and Parent and their respective directors, officers, employees, agents and assigns from, without limitation, any and all claims, awards, damages, obligations, promises, liabilities or any other compensation whatsoever, arising or in any way related to the Plans or the Options.

             6. Other Covenants, Representations and Warranties of Optionee. Optionee hereby represents, warrants and covenants to the Company and Acquisition Company with respect to Optionee as follows:

                  (a) Ownership of Shares. Optionee is the beneficial owner of the: i) Options set forth on Schedule 1 hereto, which Schedule indicates the number of Shares into which the Options are exercisable, the Plan under which such Options were granted, the grant date of such Options and the Exercise Price therefor, and (ii) the Shares set forth on Schedule 1. On the date hereof, the Options and the Shares set forth on Schedule 1 hereto constitute all of the securities of the Company and its subsidiaries owned of record by Optionee. Except with respect to any applicable marital property rights, Optionee has sole power to issue instructions with respect to the matters set forth in this Agreement, sole power of disposition, sole power of exercise and conversion, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the securities set forth opposite Optionee's name on Schedule 1 hereto, with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws, marital property laws and the terms of this Agreement.

                  (b) Power; Binding Agreement. Optionee has the legal capacity, power and authority to enter into and perform all of Optionee's obligations under this Agreement. This Agreement has been duly and validly executed and delivered by Optionee and constitutes a valid and binding agreement of Optionee, enforceable against Optionee in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (c) No Conflicts. (i) No filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority or any other person or entity is necessary for the execution of this Agreement by Optionee and the consummation by Optionee of the transactions contemplated hereby and (ii) none of the



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

         execution and delivery of this Agreement by Optionee, the consummation by Optionee of the transactions contemplated hereby or compliance by Optionee with any of the provisions hereof shall (A) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which Optionee is a party or by which Optionee or any of Optionee's properties or assets may be bound, or (B) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to Optionee or any of Optionee's properties or assets.

                  (d) No Encumbrances. Except pursuant to this Agreement and any applicable marital property rights, Optionee's securities and the certificates representing such securities are now, and at all times during the term hereof will be, held by Optionee, or by a nominee or custodian for the benefit of Optionee, free and clear of all claims, options, third party rights, liens, hypothecations, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever.

                  (e) Restriction on Transfer, Proxies and Non-Interference. Beginning on the date hereof and ending on the earlier of the Effective Time or the Termination Date, except as required to comply with the provisions of this Agreement, the Optionee shall not: (i) directly or indirectly, offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract or option with respect to the sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of Optionee's securities or any interest therein; (ii) grant any proxies or powers of attorney, deposit any securities held by Optionee into a voting trust or enter into a voting agreement with respect to any securities; (iii) take any action that would make any representation or warranty of Optionee contained herein untrue or incorrect or have the effect of preventing or disabling Optionee from performing Optionee's obligations under this Agreement; or (iv) acquire any Company securities.

                  (f) Waiver of Appraisal Rights. Each Optionee hereby waives any rights of appraisal or rights to dissent from the Merger that Optionee may have with respect to any securities held by Optionee.

                  (g) Reliance by Acquisition Company. Each Optionee understands and acknowledges that Acquisition Company is entering into the Merger Agreement in reliance upon Optionee's execution and delivery of this Agreement.

                  (h) Further Assurances. From time to time and until the Termination Date, at any other party's request and without further consideration, Optionee shall execute and deliver such additional documents and take all such further lawful action as may be reasonably necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

             7. Representations and Warranties of the Company. The Company hereby represents and warrants to Acquisition Company and Optionee as follows:

                  (a) Power; Binding Agreement. The Company has the legal capacity, power and authority to enter into and perform all of the Company's obligations under this Agreement. The execution, delivery and performance of this Agreement has been duly authorized by the Company. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (b) No Conflicts. (i) No filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority or any other person or entity is necessary for the execution of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and (ii) none of the execution and delivery of this Agreement by the Company, the consummation by the Company of the transactions contemplated hereby or compliance by the Company with any of the provisions hereof shall (A) conflict with or result in any breach of any applicable organizational documents of the Company, (B) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which the Company is a party or by which the Company or any of the Company's properties or assets may be bound, or (C) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to the Company or any of the Company's properties or assets.

             8. Other Covenants, Representations and Warranties of Acquisition Company. Acquisition Company hereby represents and warrants to the Company and the Optionee as follows:

                  (a) Power; Binding Agreement. Acquisition Company has the legal capacity, power and authority to enter into and perform all of Acquisition Company's obligations under this Agreement. The execution, delivery and performance of this Agreement has been duly authorized by Acquisition Company. This Agreement has been duly and validly executed and delivered by Acquisition Company and constitutes a valid and binding agreement of Acquisition Company, enforceable against Acquisition

         Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (b) No Conflicts. (i) No filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority or any other person or entity is necessary for the execution of this Agreement by Acquisition Company and the consummation by Acquisition Company of the transactions contemplated hereby and thereby and (ii) none of the execution and delivery of this Agreement by Acquisition Company, the consummation by Acquisition Company of the transactions contemplated hereby or compliance by Acquisition Company with any of the provisions hereof shall (A) conflict with or result in any breach of any applicable organizational documents of Acquisition Company, (B) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which Acquisition Company is a party or by which Acquisition Company or any of Acquisition Company's properties or assets may be bound, or (C) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to Acquisition Company or any of Acquisition Company's properties or assets.

              9. Miscellaneous.

                  (a) Amendment. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

                  (b) Waiver. Any party hereto may (i) extend the time for or waive compliance with the performance of any obligation or other act of any other party hereto or (ii) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                  (c) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by telecopy or by overnight courier (providing proof of delivery), if to the Optionee at the address specified on the signature pages, and if to Acquisition Company or the Company as specified below:

         If to Acquisition Company:     Chartwell Investments II LLC
                                        717 Fifth Avenue
                                        23rd Floor
                                        New York, New York 10022
                                        Attention:     Michael S. Shein
                                        Telephone:     (212) 521-5500
                                        Telecopy:      (212) 521-5533

         with a copy to:                Akin, Gump, Strauss, Hauer
                                          & Feld, L.L.P.
                                        1333 New Hampshire Avenue, N.W.
                                        Suite 400
                                        Washington, D.C. 20036
                                        Attention:     Russell W. Parks, Jr.
                                        Telephone:     (202) 887-4092
                                        Telecopy:      (202) 887-4288

         If to the Company              PlayCore, Inc.
                                        Riverfront Center, Suite 204
                                        15 West Milwaukee Street
                                        Janesville, WI  53545
                                        Attention:
                                        Telephone:     (608) 741-7183
                                        Telecopy:      (608) 741-7191

         with a copy to:                Foley & Lardner
                                        Firstar Center
                                        777 East Wisconsin Avenue
                                        Milwaukee, WI  53202-5367
                                        Attention:     Benjamin F. Garmer, III
                                        Telephone:     (414) 297-5675
                                        Telecopy:      (414) 297-4900

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

                  (d) Assignment, Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties hereto without the prior written consent of the other parties, except that Acquisition Company may assign, in its discretion, any or all of its rights, interests and obligations hereunder to Parent or any direct or indirect subsidiary of Parent, but no such assignment shall relieve Acquisition Company of any of its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. Notwithstanding


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
    anything contained in this Agreement to the contrary, nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

                  (e) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof.

                  (f) ENFORCEMENT. THE PARTIES AGREE THAT IRREPARABLE DAMAGE WOULD OCCUR IN THE EVENT THAT ANY OF THE PROVISIONS OF THIS AGREEMENT WERE NOT PERFORMED IN ACCORDANCE WITH THEIR SPECIFIC TERMS OR WERE OTHERWISE BREACHED. IT IS ACCORDINGLY AGREED THAT THE PARTIES SHALL BE ENTITLED TO AN INJUNCTION OR INJUNCTIONS TO PREVENT BREACHES OF THIS AGREEMENT AND TO ENFORCE SPECIFICALLY THE TERMS AND PROVISIONS OF THIS AGREEMENT IN ANY COURT OF THE UNITED STATES OR ANY STATE HAVING JURISDICTION, THIS BEING IN ADDITION TO ANY OTHER REMEDY TO WHICH THEY ARE ENTITLED AT LAW OR IN EQUITY.

                  (g) Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

                  (h) Entire Agreement. This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement.

         10. Withholding. Optionee agrees that the Company or Acquisition Company may withhold from amounts paid to Optionee by Company or Acquisition Company hereunder such amounts as shall be required by all applicable federal, state and local laws, regulations and rulings.

         11. Termination. This Agreement shall terminate upon termination of the Merger Agreement (such date of termination being the "Termination Date").

         IN WITNESS WHEREOF, the undersigned has executed this document, effective as of the date recited above.


                                             PLAYCORE, INC.


                                             By:
                                                --------------------------------
                                                Name:
                                                Title:



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

         IN WITNESS WHEREOF, the undersigned has executed this document, effective as of the date recited above.


                                             JASDREW ACQUISITION CORP.


                                             By:
                                                --------------------------------
                                                Name:
                                                Title:



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

         IN WITNESS WHEREOF, the undersigned has executed this document, effective as of the date recited above.

                                                OPTIONEE


                                                --------------------------------


                                                Address:
                                                         -----------------------

                                                         -----------------------

                                                         -----------------------

                                                         -----------------------


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

                                SPOUSAL CONSENT


         I am the spouse of the Optionee and I acknowledge having read the foregoing Option Exercise/Cancellation Agreement ("Option Agreement") to be executed by my spouse, that I understand the contents thereof and that I agree that any interest I may have under the Wisconsin Marital Property law or otherwise in any Shares or Options which are held in the name of my spouse shall be disposed of in accordance with the Option Agreement. I consent to the Option Agreement and waive any legal right I may have to assert a spousal community property or marital property interest in the Shares or the Options. I represent, warrant and covenant that any such spousal interest I may have shall be asserted, if at all, only against my spouse, and not against Company or Acquisition Company or any other person or entity. I further agree that this consent shall bind my successors, assigns, personal representatives, heirs and legatees.



                  Dated _________________, 2000



                                                   -----------------------------

                                                   (Signature of Spouse)

                                   EXHIBIT A

                               NOTICE OF EXERCISE

                          STOCK OPTION EXERCISE NOTICE

         I, _____________________________, hereby give notice to PlayCore, Inc.
of my exercise of the following stock options at the following exercise prices:

           Number of Shares
          Covered by Options                               Exercise Price
          ------------------                               --------------
                                                           $         per share
--------------------------------------------                --------
                                                           $         per share
--------------------------------------------                --------
                                                           $         per share
--------------------------------------------                --------

         Total:                                            $
               ----------------------                       --------------

         The aggregate exercise price for these options will be paid in cash in an amount of $____________ and a secured demand note in the amount of $______________.

         Please issue the stock certificate(s) for the shares in my name and deliver such stock certificate(s) to the following:

                      PlayCore, Inc.
                      c/o
                         --------------------------

                      ---------------------------

                      ---------------------------


Dated: March __, 2000

                                                      --------------------------
                                                      Name:

                                   EXHIBIT B

                             FORM OF OPTIONEE NOTE

                            FORM OF PROMISSORY NOTE

$_________________                                  Dated:  ______________, 2000


         FOR VALUE RECEIVED, the undersigned, ____________________, an individual residing at _____________________ (the "Borrower"), HEREBY PROMISES TO PAY to PlayCore, Inc. (the "Lender"), the principal amount of
_________________________ U.S. DOLLARS ($____________________) in lawful money of the United States of America.

                                   ARTICLE I.

                                  DEFINITIONS

         As used in this Note, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "Acquisition Company" means Jasdrew Acquisition Corp., a Delaware corporation.

                  "Acquisition Company Note" means the Promissory Note from Acquisition Company to Borrower, dated _______________________________, 2000, substantially in the form attached as Exhibit 3 to the Option Exercise Agreement.

                  "Option Exercise Agreement" means the Option
         Exercise/Cancellation Agreement, dated as of _________________, 2000, by and among Borrower, Lender and Acquisition Company.

                  "Option Shares" means Shares received by Borrower upon exercise of options to purchase shares of Common Stock of the Company.

                  "Security Agreement" means a pledge, assignment and security agreement entered into by the Borrower for the benefit of the Lender, in substantially the form of Exhibit A hereto, as such agreement may be amended or modified from time to time.


                                  ARTICLE II.

                          AMOUNT AND TERMS OF THE LOAN

         SECTION 2.1. The Loan. The Lender agrees, on the terms and conditions hereinafter set forth, to make a loan (the "Loan") to the Borrower on the date hereof in the amount set forth above, in order for Borrower to pay the exercise price (other than the per share par value) for the In-the-Money Options (as defined in the Option Exercise Agreement).

         SECTION 2.2. Repayment. The Borrower shall repay the unpaid principal amount of the Loan on earlier of the date on which (x) Acquisition Company acquires the Option Shares for cash consideration or (y) Acquisition Company satisfies its payment obligations on the Acquisition Company Note.

         SECTION 2.3. Prepayments. The Borrower may prepay the Note, in whole or in part, at any time without penalty.

         SECTION 2.4. Payments and Computations. The Borrower shall make each payment hereunder not later than 1:00 P.M. (Milwaukee time) on the day when due in U.S. Dollars to the Lender at its address referred to in Section 5.2 in same day funds or by certified check.


                                  ARTICLE III.

                               SECURITY AGREEMENT

         The obligation of the Lender to make the Loan hereunder is subject to the condition precedent that the Lender shall have received on or before the date of such Loan the Security Agreement.

                                  ARTICLE IV.

                               EVENTS OF DEFAULT

         SECTION 4.1. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

         (a) The Borrower shall admit in writing his inability to pay his debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower seeking to adjudicate the Borrower a bankrupt or insolvent, or seeking liquidation, protection, relief, or composition of the Borrower or of his debts under any law relating to bankruptcy, insolvency or relief of debtors, or seeking the entry of an order for relief for the Borrower or for any substantial part of his or her property; or

         (b) The Security Agreement after delivery thereof pursuant to Article 3 shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in any of the collateral purported to be covered thereby, then, and in any such event, the Lender may, by notice to the Borrower, declare this Note and all other amounts payable under the Note to be forthwith due and payable, whereupon this Note and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code, this Note and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

                                   ARTICLE V.

                                 MISCELLANEOUS

         SECTION 5.1. Amendments, Etc. No amendment or waiver of any provision of this Note, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         SECTION 5.2. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, telexed, cabled or delivered, if to the Borrower, at its address as indicated in the recital of parties to this Note; and if to the Lender, at its address at __________________________, Attn: Michael Shein; or, as to each party, at such other address and to such other individual as shall be designated by such party in a written notice to the other party. All such notices and communications shall, when mailed, telecopied, telegraphed, telexed or cabled, be effective when deposited in the mails, telecopied, delivered to the telegraph company, confirmed by telex answerback or delivered to the cable company, respectively.

         SECTION 5.3. No Waiver; Remedies. No failure on the part of the Lender to exercise, and no delay in exercising, any right under this Note shall operate as a waiver hereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in this Note are cumulative and not exclusive of any remedies provided by law.

         SECTION 5.4. Binding Effect. This Note shall (a) be binding upon the Borrower and his personal representatives, estate, heirs, devisees, legatees and assigns, (b) inure to the benefit of the Borrower and his assigns and (c) be binding upon and inure to the benefit of the Lender and its respective successors and assigns, except that the Borrower shall not have the right to assign his rights hereunder or any interest herein without the prior written consent of the Lender.

         SECTION 5.5. Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

         SECTION 5.6. Cost of Collection. Lender shall be entitled to recover from Borrower all costs and expenses (including reasonable attorneys' fees and costs) incurred in collecting any amounts due hereunder.

         IN WITNESS WHEREOF, the Borrower has executed and the Lender has caused this Note to be executed by its officer thereunto duly authorized, in each case, as of the date first above written.


                                                   -----------------------------
                                                                , as Borrower
                                                   -------------

CONSENTED TO AND ACKNOWLEDGED:

PLAYCORE, INC.
as Lender


By:
    -------------------------------------
    Name:
    Title:

                          EXHIBIT A TO PROMISSORY NOTE

                   PLEDGE, ASSIGNMENT AND SECURITY AGREEMENT


         PLEDGE, ASSIGNMENT AND SECURITY AGREEMENT, dated as of
__________________, 2000, made by the individual identified on the signature page hereof (the "Pledgor"), residing at the address indicated for the Pledgor on the signature page hereof, to PlayCore, Inc. (the "Pledgee").

         PRELIMINARY STATEMENTS:

         (1) The Pledgor has made a Promissory Note to the Pledgee, (the "Note"), any terms defined therein and not otherwise defined herein being used herein are as therein defined.

         (2) The Pledgor is the owner of the number of Option Shares set forth on the Signature Page hereof (the "Pledged Shares").

         (3) The Note requires that the Pledgor shall grant the security interest contemplated by this Agreement.

         NOW, THEREFORE, in consideration of the premises and in order to induce the Pledgee to make the loans under the Note, the Pledgor hereby agrees with the Pledgee as follows:

         SECTION 1. Grant of Security. The Pledgor hereby assigns, transfers and pledges to the Pledgee, and hereby grants to the Pledgee a security interest in, all of the Pledgor's right, title and interest in, to and under the following, whether now owned or hereafter acquired, wherever located and whether now or hereafter existing (the "Collateral")

         (a) the Pledged Shares; and

         (b) all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Pledged Shares:

         SECTION 2. Security for Obligations. This Agreement secures the payment of all obligations of the Pledgor now or hereafter existing under the Note (all such obligations of the Pledgor being the "Obligations"). Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts that constitute part of the Obligations and would be owed by the Pledgor to the Pledgee under the Note but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Pledgor.

         SECTION 3. Delivery of Collateral. All certificates or instruments representing or evidencing the Collateral are being delivered to and will be held by or on behalf of the Pledgee pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Pledgee.

         SECTION 4. Representations and Warranties. The Pledgor represents and warrants as follows:

         (a) The residence of the Pledgor is located at the address specified on the signature page of this Agreement.

         (b) The Pledgor is the legal and beneficial owner of the Collateral free and clear of any lien, security interest, option or other charge or encumbrance, except for the security interests created by this Agreement and under the Option Exercise Agreement.

         (c) This Agreement has been duly executed and delivered by the Pledgor and is a valid and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms.

         (d) The execution and delivery by the Pledgor of this Agreement and the performance of its obligations thereunder are within the Pledgor's authority and capacity and do not contravene any law, regulation, order or contractual restriction binding on or affecting the Pledgor.

         SECTION 5. Further Assurances. (a) The Pledgor agrees that from time to time, at the expense of the Pledgee, the Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Pledgee may reasonably request, in order to perfect and protect any pledge, assignment or security interest granted or purported to be granted hereby or to enable the Pledgee to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

         SECTION 6. Transfers and Other Liens. The Pledgor shall not (a) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to , any of the Collateral or (b) create or permit to exist any lien, security interest, option or other charge or encumbrance upon or with respect to any of the Collateral, except for the security interest under this Agreement.

         SECTION 7. Pledgee Appointed Attorney-in-Fact. The Pledgor hereby irrevocably appoints the Pledgee the Pledgor's attorney-in-fact after the occurrence of an Event of Default, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Pledgee's discretion, to take any action and to execute any instrument that the Pledgee may deem necessary or advisable to accomplish the purposes of this Agreement.

         SECTION 8. Pledgee May Perform. If the Pledgor fails to perform any agreement contained herein, the Pledgee may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Pledgee incurred in connection therewith shall be payable by the Pledgor.

         SECTION 9. The Pledgee's Duties. The powers conferred on the Pledgee hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. The Pledgee shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment equal to that which the Pledgee accords its own property.

         SECTION 10. Remedies. If any Event of Default shall have occurred and be continuing, Pledgee shall, by Notice to Pledgor, be entitled to take title to the Collateral and Pledgor shall take all action reasonably requested by Pledgee to effectuate such transfer.

         SECTION 11. Amendments; Etc. No amendment or waiver of any provision of this Agreement, and no consent to any departure by the Pledgor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Pledgee, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         SECTION 12. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, telexed, cabled or delivered to it, if to the Pledgor or Pledgee, at its address specified in the Note, or, as to either party, at such other address as shall be designated by such party in a written notice to the other party. All such notices and other communications shall, when mailed, telecopied, telegraphed, telexed or cabled, be effective when deposited in the mails, telecopied, delivered to the telegraph company, confirmed by telex answer back or delivered to the cable company, respectively.

         SECTION 13. Continuing Security Interest. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the payment in full of the Obligations and all other amounts payable under the Note, (b) be binding upon the Pledgor, its successors and assigns and (c) inure to the benefit of, and be enforceable by, the Pledgee and its successors, transferees and assigns.

         SECTION 14. Release and Termination. The security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Pledgor upon the payment in full of the Obligations and all other amounts payable under the Note.

         SECTION 15. Governing Law; Terms. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

         IN WITNESS WHEREOF, the Pledgor has duly executed and delivered this Agreement, and the Pledgee has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized, as of the date first above written.





                                          --------------------------------------
                                                                ; as Pledgor
                                          ----------------------

                                          Address:
                                                  -----------------------------

                                          --------------------------------------

                                          PLAYCORE, INC.


                                              as Pledgee


                                          By:
                                             -----------------------------------
                                             Title:



Number of Shares owned by Pledgor: _______________________ Shares.

                            FORM OF SPOUSAL CONSENT


         The undersigned, spouse of _______________, a holder of stock of PlayCore, Inc., a Delaware corporation (the "Company"), executing the foregoing Promissory Note and Pledge, Assignment and Security Agreement, hereunto subscribes [HIS/HER] name in evidence of [HIS/HER] agreement and consent to the pledge of interests of the Company referred to in the foregoing Promissory Note and Pledge, Assignment and Security Agreement, and to all other provisions thereof.

         Effective as of _________________, 2000.



                                                   -----------------------------
                                                   Name:
                                                        ------------------------

                                   EXHIBIT C

                        FORM OF ACQUISITION COMPANY NOTE

                            FORM OF PROMISSORY NOTE

$_________________                              Dated:  ______________, 2000


         FOR VALUE RECEIVED, the undersigned, Jasdrew Acquisition Corp., a Delaware corporation (the "Borrower"), HEREBY PROMISES TO PAY to
________________________, an individual residing at
_________________________________ (the "Lender") the principal amount of
_________________________ U.S. DOLLARS ($____________________) in lawful money of the United States of America.

                                   ARTICLE I.

                                  DEFINITIONS

         As used in this Note, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "Merger Agreement" means the Merger Agreement, dated as of _________________, 2000, by and among Borrower, PlayCore Holdings, Inc., a Delaware corporation, and PlayCore, Inc., a Delaware corporation.

                  "Option Shares" means all Shares received by Borrower upon exercise of options to purchase shares of Common Stock of the Company.


                                   ARTICLE II.

                          AMOUNT AND TERMS OF THE LOAN

         SECTION 2.1. The Loan. The Lender has, on the terms and conditions hereinafter set forth, made a loan (the "Loan") to the Borrower on the date hereof in the amount set forth above, in connection with Borrower's purchase of the Option Shares.

         SECTION 2.2. Repayment. The Borrower shall repay the unpaid principal amount of the Loan on the earlier to occur of (a) the date on which the Merger contemplated by the Merger Agreement is consummated or (b) 48 hours following the issuance of the Note.

         SECTION 2.3. Prepayments. The Borrower may prepay the Note, in whole or in part, at any time without penalty.

         SECTION 2.4. Payments and Computations. The Borrower shall make each payment hereunder not later than 3:00 P.M. (Milwaukee time) on the day when due in U.S. Dollars to the Lender at its address referred to in Section 5.2 in same day funds or by certified check.

                                  ARTICLE III.

                               EVENTS OF DEFAULT

         SECTION 3.1. Events of Default. If Borrower shall admit in writing his inability to pay his debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower seeking to adjudicate the Borrower a bankrupt or insolvent, or seeking liquidation, protection, relief, or composition of the Borrower or of his debts under any law relating to bankruptcy, insolvency or relief of debtors, or seeking the entry of an order for relief for the Borrower or for any substantial part of his or her property, then this Note shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

                                  ARTICLE IV.

                                 MISCELLANEOUS

         SECTION 4.1. Amendments, Etc. No amendment or waiver of any provision of this Note, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         SECTION 4.2. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, telexed, cabled or delivered, if to the Lender, at its address as indicated in the recital of parties to this Note; and if to the Borrower, at its address at __________________________, Attn: Michael Shein; or, as to each party, at such other address and to such other individual as shall be designated by such party in a written notice to the other party. All such notices and communications shall, when mailed, telecopied, telegraphed, telexed or cabled, be effective when deposited in the mails, telecopied, delivered to the telegraph company, confirmed by telex answerback or delivered to the cable company, respectively.

         SECTION 4.3. No Waiver; Remedies. No failure on the part of the Lender to exercise, and no delay in exercising, any right under this Note shall operate as a waiver hereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in this Note are cumulative and not exclusive of any remedies provided by law.

         SECTION 4.4. Binding Effect. This Note shall (a) be binding upon the Borrower and its personal representatives, estate, heirs, devisees, legatees and assigns, (b) inure to the benefit of the Borrower and its assigns and (c) be binding upon and inure to the benefit of the Lender and his or her respective successors and assigns, except that the

Borrower shall not have the right to assign his rights hereunder or any interest herein without the prior written consent of the Lender.

         SECTION 4.5. Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

         SECTION 4.6. Cost of Collection. Lender shall be entitled to recover from Borrower all costs and expenses (including reasonable attorneys' fees and costs) incurred in collecting any amounts due hereunder.

         IN WITNESS WHEREOF, the Borrower has executed and the Lender has caused this Note to be executed by its officer thereunto duly authorized, in each case, as of the date first above written.

                                             -----------------------------------
                                             By:
                                             Name:


CONSENTED TO AND ACKNOWLEDGED:

--------------------------------
as Lender


--------------------------------
Name:

                                   SCHEDULE 1

FREDERIC L. CONTINO

OPTIONS:

                 PLAN GRANTED UNDER                 GRANT DATE           EXERCISE PRICE           UNDERLYING SHARES
                 ------------------                 ----------           --------------           -----------------
                      1996                            1/5/98                $4.0000                      25,000
                      1996                            1/5/98                 4.0000                      50,000
                      1996                            1/5/98                 4.0000                      50,000
                      1996                            1/5/98                 4.0000                      50,000
                      1996                            1/5/98                 4.0000                     150,000
                      1996                            1/5/98                 4.0000                      50,000  *

                  *  Constitutes Out-of-the-Money/Unvested Options

SHARES CURRENTLY OWNED:             5,400





THOMAS VAN DER MEULEN

OPTIONS:

                 PLAN GRANTED UNDER                 GRANT DATE           EXERCISE PRICE           UNDERLYING SHARES
                 ------------------                 ----------           --------------           -----------------
                       1996                           6/21/99                $6.1875                     50,000

SHARES CURRENTLY OWNED:             0

RICHARD E. RUEGGER

OPTIONS:

                 PLAN GRANTED UNDER                 GRANT DATE           EXERCISE PRICE           UNDERLYING SHARES
                 ------------------                 ----------           --------------           -----------------
                       1992                          2/27/96                $3.7000                      25,198
                       1996                          5/21/97                 7.0000                      38,750
                       1996                          5/21/97                 8.0000                      38,750
                       1996                          5/21/97                 9.2500                      38,750
                       1996                          5/21/97                10.6250                      38,750

SHARES CURRENTLY OWNED:             0





ROBERT FARNSWORTH

OPTIONS:

                 PLAN GRANTED UNDER                 GRANT DATE           EXERCISE PRICE           UNDERLYING SHARES
                 ------------------                 ----------           --------------           -----------------
                       1996                           5/4/98                $4.6875                      50,000

SHARES CURRENTLY OWNED:             10,000





WES SUTTON

OPTIONS:

                 PLAN GRANTED UNDER                 GRANT DATE           EXERCISE PRICE           UNDERLYING SHARES
                 ------------------                 ----------           --------------           -----------------
                       1996                          5/21/97                $7.0000                       5,000
                       1996                          5/21/97                 8.0000                       5,000
                       1996                          5/21/97                 9.2500                       5,000
                       1996                          5/21/97                 4.5000                       5,000

SHARES CURRENTLY OWNED:             1,000

RICHARD L. KUHN

OPTIONS:

                 PLAN GRANTED UNDER                 GRANT DATE           EXERCISE PRICE           UNDERLYING SHARES
                 ------------------                 ----------           --------------           -----------------
                       1996                          5/21/97                 $7.0000                    8,500
                       1996                          5/21/97                  8.0000                    8,500
                       1996                          5/21/97                  9.2500                    8,500
                       1996                          5/21/97                  4.5000                    8,500

SHARES CURRENTLY OWNED:             500






THOMAS NORQUIST

OPTIONS:

                 PLAN GRANTED UNDER                 GRANT DATE           EXERCISE PRICE           UNDERLYING SHARES
                 ------------------                 ----------           --------------           -----------------
                       1996                           5/21/97                    $7.0000                      15,000
                       1996                           5/21/97                     8.0000                      15,000
                       1996                           5/21/97                     9.2500                      15,000
                       1996                           5/21/97                     4.5000                      15,000


SHARES CURRENTLY OWNED:             7,000

JOHN E. CALDWELL

OPTIONS:

                 PLAN GRANTED UNDER                 GRANT DATE           EXERCISE PRICE           UNDERLYING SHARES
                 ------------------                 ----------           --------------           -----------------
                       1996                          3/01/97                $4.6700                      20,000
                       1996                          5/21/97                 7.0000                      20,000
                       1996                          5/21/97                 8.0000                      20,000
                       1996                          5/21/97                 9.2500                      20,000
                       1996                          5/21/97                10.6250                      20,000

SHARES CURRENTLY OWNED:             2,028*

* All Shares are owned by members of Caldwell's family.





DAVID H. HAMMELMAN

OPTIONS:

                 PLAN GRANTED UNDER                 GRANT DATE           EXERCISE PRICE           UNDERLYING SHARES
                 ------------------                 ----------           --------------           -----------------
                       1992                          2/27/96                $3.7000                      22,895
                       1996                          5/21/97                 7.0000                      17,500
                       1996                          5/21/97                 8.0000                      17,500
                       1996                          5/21/97                 9.2500                      17,500
                       1996                          5/21/97                10.6250                      17,500


SHARES CURRENTLY OWNED:             0

CURTIS A. COLE

OPTIONS:

                 PLAN GRANTED UNDER                  GRANT DATE            EXERCISE PRICE          UNDERLYING SHARES
                 ------------------                  ----------            --------------          -----------------
                       1992                            2/27/96                 $3.7000                     25,198
                       1996                            5/21/97                  7.0000                     11,250
                       1996                            5/21/97                  8.0000                     11,250
                       1996                            5/21/97                  9.2500                     11,250
                       1996                            5/21/97                 10.6250                     11,250

SHARES CURRENTLY OWNED:             0






LORI WETZEL

OPTIONS:

                 PLAN GRANTED UNDER                  GRANT DATE            EXERCISE PRICE          UNDERLYING SHARES
                 ------------------                  ----------            --------------          -----------------
                       1996                           5/21/97                 $7.0000                      5,000
                       1996                           5/21/97                  8.0000                      5,000
                       1996                           5/21/97                  9.2500                      5,000
                       1996                           5/21/97                 10.6250                      5,000

SHARES CURRENTLY OWNED:             3,614